DATED 1ST OCTOBER 2003

                                   NDS LIMITED

                                       And

                                 ZONE4PLAY INC.

          ------------------------------------------------------------

              CASINO GAMES SUPPLY AND LICENCE SUBCONTRACT AGREEMENT

          ------------------------------------------------------------

THIS AGREEMENT is made the 1st day of October 2003.

BETWEEN:

(1) NDS LIMITED, a company registered in England and Wales whose registered office is at One London Road, Staines, Middlesex, TW18 4EX, UK which expression shall include Affiliates of NDS ("NDS").

(2) ZONE4PLAY INC. with its offices at 103 Foulk Road, Suite 202, Wilmington, DE 19803 ("Zone4play").

      Together the "Parties".

RECITAL:

A. NDS has expertise in the development and deployment of interactive games and functionality for use on digital pay-TV platforms.

B. Zone4play specializes in the development and creation of, inter alia, software applications such as casino style games for the Internet, wireless and television.

C. NDS has contracted with the Customer on 16 July, 2003 for the provision of interactive games and services in order to make such games and services available to the Customers subscribers, customers and/or users of the Customer Service (the "Customer Agreement").

D. The Customer and NDS desire to procure the services of Zone4Play as a developer of software and services with respect to casino games platforms incorporated into the Customer Service, which involves the provision of the Content as identified below.

E. The Customer and NDS acknowledge the development capacity and Zone4Play existing software and services, and wish to engage Zone4play for the purposes of implementing the solution identified herein or as may be required from time to time.

The Parties are agreed that the services and software shall be supplied subject to the terms and conditions set out below.

NOW IT IS HEREBY AGREED as follows:

1.    TERM

      1.1 This Agreement shall commence as of the Effective Date and shall extend for a period of three (3) years (the "Term"). Upon expiration of the initial Term, this Agreement shall automatically renew for an additional one (1) year term (the "Renewal Term") unless where Customer has terminated the Customer Agreement, NDS elects to terminate the agreement by providing written notice to Zone4play at least thirty (30) days prior to the expiration of the initial Term.


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

2.    DEFINITIONS

      2.1 In this Agreement the following terms shall have the following meanings:

      "CONTENT" shall mean those interactive games that shall be supplied to NDS by Zone4play for the Customer as more particularly described in Exhibit A and may be additionally added from time to time in the field of casino games as may be agreed in writing between the parties.

      CUSTOMER means Cablevision of 1111 Stewart Avenue, Bethpage, New York 11714-3581.

      CUSTOMER SERVICE means the digital cable television service, Interactive Optimum (iO) as provided by the Customer that includes individual and combined offerings of video, audio and interactive television services and other digital products or services to users as are now or may be made available over the digital set-top box.

      "EFFECTIVE DATE" means 16 July, 2003.

      "INTELLECTUAL PROPERTY RIGHT" or "IPR" means any patent, registered design, copyright, design right, topography right, trade mark, service mark, application to register any such rights, rights in the nature of any of the aforementioned rights, trade secrets, rights in unpatented know-how, right of confidence and any other intellectual or industrial property rights of any kind whatsoever in any part of the world.

      "LOOK AND FEEL" shall mean the visual manifestation of the Content including, without limitation, (i) the particular and distinctive elements of graphics, design, colors, organization, presentation, typographical look and layout, navigation, trade dress and stylistic convention of the Content, (ii) the features and subject matter appearing on the Content, and (iii) the editorial style and content of the Content

3.    ZONE4PLAY DELIVERABLES

      3.1 Zone4play will provide the Content according to the schedules and descriptions set forth in Exhibit A.

      3.2 a) Zone4play shall pay for all costs associated with the up front and ongoing development and refinement of the Content.

            b) Zone4play shall retain full responsibility for hosting that part of the Content that consists of Casino Games. Such hosting shall meet the Customers site performance standards for virtual channels as documented in the Customers Usability Guidelines.

            c) Zone4play shall provide all quality assurance testing on the Content on all Customer deployed cable boxes, including but not limited to SONY, SARA, OS, Inview and HTML Engine, before submitting such Content application to NDS. NDS shall use reasonable efforts to ensure the Customer provides reasonable, mutually agreeable access to its headend in order for Zone4play to provide all such quality assurance testing on Content to be deployed on the Customer Service.

            d) Zone4play shall build all reasonably required engineering requirements into the Content and shall be responsible for obtaining appropriate set top boxes for Content development. Further, Zone4play shall support the Content on any version of SONY and Scientific Atlanta set top boxes that the Customer deploys.

            e) Zone4play shall at its discretion make available to NDS for distribution to the Customer any Zone4play deemed non-exclusive enhancements or premium versions of the Content set forth in Exhibit A on the same revenue share terms as set forth on Exhibit B hereto.

4.    FEES

      4.1 All fees, including without limitation revenue shares, shall be as provided in Exhibit B, attached hereto and incorporated hereby.

      4.2 All amounts payable to Zone4play under this Agreement shall be paid in United States Dollars within fourteen (14) days after NDS has received payment from the Customer, without set-off and without deduction of any taxes, levies, imposts, charges, withholdings and/or duties of any nature which may be levied or imposed, including without limitation, value added tax and withholding tax, other than on account of taxes levied on Zone4play or obligations of Zone4play. If NDS is at any time required by any applicable law to make any such deduction from any amount due to Zone4play under this Agreement, then the amount due from NDS to Zone4play in respect of such payment shall be increased by such amount as will result, notwithstanding the deduction, in Zone4play' receipt on the due date of each amount, of the amount that Zone4play would have received if NDS had not been required to make such deduction.

      4.3 Notwithstanding Section 4.2, if NDS or the Customer is legally required by United States tax authorities to deduct withholding taxes from amounts payable to Zone4play and if NDS is able to provide to Zone4play an appropriate certificate or other official documentation which will enable the tax to be claimed back by Zone4play, then Zone4play may, at its discretion, accept payment of the amount payable less the amount of tax that can be claimed back by Zone4play from NDS. If no such certificate or documentation is provided or if the certificate or documentation is unsuitable to enable Zone4play to claim back the tax, then the full amount gross of withholding tax will be payable by NDS in accordance with Section 4.2.

      4.4 Where NDS or the Customer is required by law to make deduction of taxes, levies, imposts, charges, withholdings and/or duties, NDS shall;

            i)    ensure that the deduction is the amount legally required; and

            ii) subject to Section 4.3 pay to Zone4play such amount as will result, notwithstanding the deduction, in Zone4play receiving on the due date when each payment is due, the sum that Zone4play would have received if NDS had not been required to make such deduction; and

            iii) pay to the applicable tax or other authorities within the period for payment permitted by law the full amount of the deduction or withholding; and

            iv) deliver to Zone4play, if appropriate, the applicable taxation certificate or other documentation in a timely manner; and

            v) co-operate with Zone4play in all respects necessary to permit Zone4play to take advantage of such double taxation agreements as may be available.

      Zone4play and NDS agree to consult and co-operate in order to, where lawfully possible, avoid, minimize or reclaim for the benefit of NDS and/or Zone4play any such deductions.

      4.5 NDS agrees to release and indemnify Zone4play from and against all liability of whatever nature rising out of NDS's failure duly and timely to pay and discharge any of the above mentioned taxes.

      4.6 NDS will be obliged on the date of signing of this Agreement or within 14 (fourteen) days to confirm in writing the person or department to which invoices shall be rendered. Such information shall include contact names, telephone numbers, fax numbers and e-mail addresses. NDS specifically acknowledges and agrees that invoices sent by e-mail or fax will be as effective as those received by ordinary mail. Zone4play will notify NDS, on the invoice, of the details of the bank account into which payments shall be made and all payments shall be made by electronic transfer of funds at NDS's sole cost.

5.    OWNERSHIP AND LICENSES

      5.1 Zone4play acknowledges and agrees that as between NDS and Zone4play, Customer, its parent or affiliate companies, shall retain sole and exclusive right, title and ownership in and to the Look and Feel, as defined herein. Zone4play hereby further assigns to Customer the entire copyright including all vested contingent and future rights all rights of action and all other rights of whatever nature in any Intellectual Property Rights created by Zone4play in order to develop the Look and Feel whether now known or in the future created to which Zone4play is now or may at any time after the date of this Agreement be entitled by virtue of or pursuant to any of the laws in force in any part of the world TO HOLD to NDS its successors assignees and licensees absolutely for the full period of copyright throughout the world including all renewals revivals reversions and extensions. Zone4play confirms that ownership of all material in relation to the Look and Feel produced or acquired by Zone4play shall vest in Customer absolutely free from encumbrances with effect from the moment of production where such material does not already vest in Customer.

      5.2 Subject to the licenses granted to NDS in Section 5.3 through 5.4 hereof, NDS acknowledges that Zone4play, its parent or affiliate companies, shall retain sole and exclusive right, title, and ownership in and to all Content to which Zone4play has provided under this Agreement. It is further understood by the parties hereto that no title to nor ownership of the Content, or any part thereof, is being transferred to NDS hereby and that Zone4play shall exclusively retain all IPR therein, and any and all other rights embodied in, related to, or represented by, the Content.

      5.3   Unless  terminated by Zone4play  under Section 17 for breach of this
            Section 5 or Section 16 and subject to Exhibit B, Zone4play hereby grants to NDS for the Term, with effect from the date of launch of the Content, subject to the terms of this Agreement, a non-exclusive, object code only, non-transferable licence solely for the following

            (i) to use and sublicense the Content to the Customer for use as part of the Customer Service and to make a single copy for back-up purposes only, store, operate and otherwise;

            (ii) to use the Content in connection with any and all press releases, online and offline marketing and advertising and other promotional materials related to the Content.

      5.4 Unless terminated by Zone4play under Section 17, Zone4play hereby grants to NDS for the Term a non exclusive royalty free license to utilize the software developed and provided by Zone4play as further detailed in Exhibit A (the "Format and Use Software") solely to authorize the Customer to receive, format, use, reproduce, distribute, transmit and publicly display the Content in the manner set forth in this Agreement herein.

            In addition, unless terminated by Zone4play under Section 17, Zone4play hereby grants to NDS for the Term a non exclusive royalty free right and license, to utilize Zone4play trade marks and logos in any and all media, solely in connection with the Customers advertisement and promotion of the Content.

6.    MOST FAVORED NATIONS

      6.1 During the term of this Agreement and any renewal thereof, Zone4play shall not offer the casino games content to any cable distributor, overbuilder or satellite company in the Territory on terms that are more favorable than those offered by Zone4play to Customer or NDS pursuant to this Agreement provided that the comparison is in relation to the same or similar products and allowing for differentials arising from (i) system specifications. For the avoidance of doubt Zone4play shall be deemed to be in breach of this Section where Zone4play offers casino games content to any cable distributor, overbuilder or satellite company in the Territory for a revenue share percentage greater than 37.5% in favour of such cable distributor, overbuilder or Satellite Company.

7.    CONTENT MARKETING

      7.1 Marketing of the Content, and any component thereof, shall be as provided in Exhibit C.

8.    NDS's RIGHTS and OBLIGATIONS

      8.1 Prior to launch of the Content on the Customer Service it is acknowledged by Zone4Play that Customer has the right to preempt any Content for technical reasons for as long as Customer acting reasonably deems the Content does not comply in all material respects with the functionality of the games listed in Exhibit A. NDS acknowledges and agrees that launching the Service shall be deemed that the Content comply in all material respects with the functionality of the games as detailed in Appendix 1 to Exhibit A.

      8.2 Zone4play acknowledges and agrees that the Content shall be displayed in a menu or content category or listing of the Customer Service to be determined by the Customer. In addition, the Customer, at its sole discretion, may also feature Zone4play in one or more additional menus, content categories or listings in an order to be determined by the Customer. Notwithstanding the foregoing, Zone4play hereby further acknowledges that the Customer reserves the right, in its sole discretion, to redesign or modify the organization, structure, look and feel and other elements of the Customer Service offering at any time without prior notice, under which circumstance listing and/or display of the Content and Look and Feel will be subject to the redesign or modification. NDS shall notify Zone4play within seven (7) days where the Customer intends to modify the Customer Service.

      8.3 NDS, shall if requested by the Customer offer casino games to the Customer whether as a stand-alone application or as a games package. Where NDS offers additional casino games to the Customer other than the games listed in Exhibit A as part of a games package with the Content then NDS shall pay Zone4play the applicable fees in accordance with Exhibit B.

9.    PRESS RELEASE

      9.1 Upon the execution of this Agreement, the parties may issue a mutually approved press release regarding the Content. Such release shall not be made without the express written approval of each party. The parties shall mutually agree the date of the Press Release.

10.   REPRESENTATIONS AND WARRANTIES

      10.1 Zone4play and NDS each represents and warrants to, and agrees with, the other that:

            10.1.1 it has the power and authority to enter into this Agreement and to fully perform its obligations hereunder, and this Agreement has been duly executed by it and constitutes a valid and enforceable obligation of it;

            10.1.2 it has not made nor will it make any contractual or other commitment which will or may prevent, impair or hinder its full performance of this agreement;

            10.1.3 It complies with all federal, state and local laws, rules and regulations;

            10.1.4  Zone4play further represents, warrants, and agrees that:

            10.1.5 It owns or controls all rights necessary for the exhibition of the Content, and is empowered to grant the rights, license and privileges granted hereunder;

            10.1.6 Zone4play knows of no adverse claim exists within with respect to the Content or in connection with or in relation to any part thereof;

            10.1.7 Subject to Section 13 the Content does not infringe the IPR of a third party.

            10.1.8 Without limiting any other term or condition set forth herein, and without limiting any other remedies available to NDS hereunder, in the event that the Content or any component thereof infringes or is claimed to infringe upon a third party's rights or requires the consent of or payment to any third party, Zone4play shall, in addition to and without limiting any of its other obligations to NDS and without any additional cost to NDS either (i) promptly make the appropriate required payments or otherwise procure for NDS the right to continue using such material or materials or (ii) modify such materials or replace them with substantially equal or equivalent materials so as to make the Content or component non-infringing.

            10.1.9 All Content, as well as any other content distributed by Zone4play to NDS under terms of this Agreement, will have been tested for viruses, worms, date bombs, time bombs, or other code that is specifically designed to cause software to cease operating, or to damage, interrupt, or interfere with the end-user's equipment or data, in accordance with industry standards.

            10.1.10 All  aspects of the  Content  shall  comply in all  material
                    respect   for  the   Term  of  this   Agreement   with   the
                    specifications as shall be detailed in Exhibit A. The Content shall also include technical performance that is on par with all set top box gaming launched on digital platforms similar to the NDS platform.

11.   ADVERTISING STANDARDS

      11.1 Advertising shall only be permitted within the Content in the Customer's sole discretion. Any revenues generated by advertising on the Content shall be shared according to the revenue sharing agreed in Exhibit B. Any and all Zone4play advertising and promotions shall be consistent with general industry advertising standards and shall further be subject to, and in accordance with, such rules and regulations relating thereto as may be promulgated the Customer. Zone4play acknowledges the Customer reserves the right, in its sole discretion, to refuse to exhibit advertising that promotes the products or services of a direct competitor of any of the Customers products or services. In addition, Zone4play acknowledges that the Customer reserves the right, in its sole discretion, to refuse to exhibit any advertising that is deemed to be defamatory, abusive, indecent, obscene, in violation of the Customer policy or which, for reasons of quality, does not otherwise meet with approval of Customer.

12.   BRANDING

      12.1 The Content shall be presented with a brand specified by the Customer.

13.   Indemnification; LIMITATION OF LIABILITY

      13.1 Zone4play (the "Indemnifier") shall subject to Section 13.3 and 13.5 below, indemnify, defend and hold harmless NDS and its parent company or companies, affiliates, subsidiaries, successors and assigns and their respective employees, officers, and directors (the "Indemnified") against all third party claims for damages, expenses and losses and pay all costs as they are incurred arising out of any action brought against the Indemnified to the extent that it is based on a claim that the Indemnifier's Intellectual Property Rights infringes or misappropriates a third party Intellectual Property Right existing at the date of this Agreement(the "Claim") PROVIDED
            THAT:

            (a) the Indemnified shall as promptly as is practical notify the Indemnifier in writing of any Claim of which it has notice; and

            (b) the Indemnified shall not make any admission as to liability nor agree to any settlement or compromise of any Claim without the prior written consent of the Indemnifier, nor will the Indemnified enter into a settlement that materially and adversely affects the Indemnifier without prior written approval, such approval not to be unreasonably withheld, delayed or conditioned; and

            (c) Indemnifier shall, upon its prior written request of Indemnified and subject to the right of Indemnified to participate, be entitled to conduct and/or settle negotiations and litigation arising from any Claim where such written request from Indemnifier to Indemnified shall not be unreasonably withheld by Indemnified; and

            (d) Indemnified shall, at Indemnifier's request and expense, give Indemnifier all reasonable assistance in connection with those negotiations and litigation.

      13.2 Notwithstanding anything to the contrary in this Agreement, except for claims arising under section 16, in no event shall any party be liable for any incidental, speculative or consequential damages or lost profits, whether foreseeable or not (including, but not limited to, those arising from negligence), occasioned by any failure to perform or the breach of any obligation under this Agreement for any cause whatsoever.

      13.3 The warranty in Section 10 and indemnity given above shall not apply to any infringement arising from any modification of the Content by NDS or any third party unless expressly authorized by Zone4play or from the use of the Content in any way not permitted under this Agreement or as a result of the failure to use the latest release of the Content as supplied by Zone4play. NDS acknowledges that save as expressly set out above, all other warranties in respect of the CONTENT, whether express or implied, under common law, statute law or otherwise, including as to condition, performance, satisfactory quality, fitness for a particular purpose or any other kind whatsoever, are expressly excluded. Where Zone4play or a corporation in control of Zone4Play has not publicly offered its shares or merged with a company or a subsidiary controlled by a company that has publicly offered its shares for sale on the NASDAQ National Market, the NASDAQ Smallcap Market, the NASDAQ Over the Counter Bulletin Board within eight (8) weeks of the date of this Agreement, then without in any way, limiting the scope or generality of the terms of Section 13.1, Zone4play shall in respect of its obligations under this Agreement effect and maintain with reputable and established insurers firstly insurance to cover all loss of and damage to property and injury to persons (including death) arising out of or in consequence of its obligations under this Agreement and against all actions, claims, demands, costs and expenses in respect thereof, secondly third party liability cover in the sum of at least one million pounds sterling for any occurrence or series of occurrences arising out of any one event and thirdly professional indemnity insurance for any one occurrence or series of occurrences arising out of one event in respect of any negligence on Zone4play's part in the performance of its obligations hereunder for the duration of the Zone4play's liability hereunder.

      13.4 OTHER THAN EITHER PARTY'S GROSS NEGLIGENCE FRAUD OR WILLFUL MISCONDUCT, BREACH OF PRIVACY (SECTION 14) OR CONFIDENTIALITY (SECTION 16), THE TOTAL LIABILITY OF EITHER PARTY TO THE OTHER UNDER THIS AGREEMENT WHETHER ARISING UNDER AN INDEMNITY OR BREACH OF CONTRACT CLAIMS OR TORT OR OTHERWISE, WHENEVER
            ARISING, SHALL NOT EXCEED, WHETHER IN RELATION TO A SINGLE CLAIM OR AGGREGATE OF CLAIMS, THE FEES PAID BY NDS UNDER THIS AGREEMENT TO Zone4play IN THE TWELVE MONTHS IMMEDIATELY PRECEDING THE DATE THE BREACH FIRST ARISES. THIS LIMITATION APPLIES IN RELATION TO ALL CLAIMS WHETHER THEY RELATE TO THE FAILURE TO SUPPLY THE AGREED GOODS AND SERVICES UNDER THIS AGREEMENT OR ANY DEFECTS IN SUCH GOODS OR SERVICES. ANY CLAIM TO BE MADE UNDER THE TERMS OF THIS AGREEMENT SHOULD BE SUBMITTED WITHIN 12 (TWELVE) MONTHS OF THE RELEVANT EVENT GIVING RISE TO SUCH CLAIM EXCEPT IN RELATION TO FAILURE TO MAKE AGREED PAYMENTS.


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

14.   PRIVACY

      14.1 The Content, including any component thereof or connected thereto, shall comply with the Customers privacy policy located at http://www.io.tv/index.jhtml?page type = privacy shall be in compliance with all applicable federal laws and regulations including, without limitation, the Children's Online Privacy Protections Act.

      14.2 Any and all personally identifiable information collected by Zone4play from any user of the Content or the Customer Service, including any component thereof or connected thereto, shall be obtained through the affirmative full written or electronic consent of such user, and shall be specifically limited to that information necessary to provide the services in question, as more specifically detailed in Section 16.4 hereof.

15.   DATA SHARING

      15.1 In the event either party collects user data, each party shall share aggregate data regarding subscriber preferences and usage as they relate to the Content to the extent available and to the extent possible without violating any existing NDS and Customer privacy policy, confidentiality policy, other legal or contractual restraints or applicable law.

16.   Confidentiality

      16.1 Each party agrees that the following materials and information and all copies thereof of whatever nature or medium are confidential and are the proprietary information and trade secrets of the disclosing party: (i) the software and algorithms possessed by either party and all source documents relating to such software; (ii) proprietary business information of either party (including, without limitation, the names and addresses of each party's users, information Zone4play's, and suppliers), and business information that either party does not generally make available to the public; (iii) the methods, means, personnel, equipment, and software by and with which each party provides its other products and services; (iv) any discussions, letters, drafts, or other documents relating to this Agreement, or the provisions of this Agreement, but not the fact of this Agreement's existence; (v) subscriber lists, subscriber personal information or subscriber personal data; and (vi) any other information that either party reasonably designates, by notice in writing delivered to the other party, as being confidential or a trade secret ("Confidential Information"). Each party undertakes that except as authorized in writing by the other party, it will neither disclose any Confidential Information to any person, including the media, nor use the Confidential Information other than for the purposes of this Agreement. Each party shall use its best efforts and shall take every reasonable precaution to protect and maintain the confidentiality of the Confidential Information, which precautions shall be at least equivalent in scope and effect to the measures taken by that party to protect its own most confidential proprietary information.

      16.2 In the event (i) that this Agreement is canceled or terminated for any reason; (ii) the party in receipt of the Confidential Information (the "Receiving Party") no longer require(s) the Confidential Information to perform its obligations hereunder, and/or (iii) the party that has disclosed the information (the "Disclosing Party") so requests in writing, the Receiving Party will promptly return all Confidential Information to the Disclosing Party including all copies thereof and all analyses, compilation studies or other documents prepared by such Receiving Party or on its behalf. Upon the request of the Disclosing Party, the Receiving Party may be required to destroy all or any part of the Confidential Information including all documents, memoranda, notes and other writings whatsoever prepared by the Receiving Party and all copies thereof, and to certify such destruction in writing. The obligation of confidentiality shall extend to the Receiving Party's affiliates and/or directors, officers, employees, representatives or agents.

      16.3 No information that would otherwise be proprietary or confidential for the purposes of this Agreement shall be subject to the restrictions on disclosure if and to the extent that: (i) such information is in, or becomes part of, the public domain otherwise than through the fault of the Receiving Party; (ii) such information was known to the Receiving Party prior to the execution of this Agreement as proven by the Receiving Party's written records; (iii) such information was revealed to the Receiving Party by a third party having no obligation to hold such information confidential; or
            (iv) such information is developed independently of any Confidential Information by employees of the Receiving Party.

      16.4 Without limiting the scope of generality of any of the foregoing, it is specifically understood and agreed that Zone4play shall not, for any purpose whatsoever, use and/or disclose, directly or indirectly, any information concerning the identity, personal statistics or history, or interests of users of the Content or Customer Service, other than that provided in accordance with Section 16.2 above, without the prior written approval of NDS and the affected user. Zone4play agrees that all such information, including financial data and any user's name, address, telephone number, facsimile number, electronic mail address and other like data will be used by Zone4play only as required to complete their responsibilities to the user, if any. Zone4play may not create a list or listing of NDS's users for marketing or other purposes. Any such information collected by Zone4play shall be released to NDS as it may reasonably request from time to time. The restricted information referred to in
            Section 16 and in this Section 16.4 shall be treated as Confidential Information.

      16.5 The parties each recognize that irreparable harm can be occasioned to the other party by the unauthorized disclosure, reproduction, or use of the Confidential Information and that monetary damages will be inadequate to compensate for such breach. The parties agree that in the event of such failure to comply by the Receiving Party, the Disclosing Party shall be entitled, in addition to all other remedies available at law, to seek an injunction restraining such future breaches without having to post any security or to prove the inadequacy of available remedies at law.

17.   TERMINATION OF AGREEMENT

      17.1 Either party may terminate this Agreement upon thirty (30) days prior written notice to the other party if (i) either party fails to comply with any of its material obligations under this Agreement and (in the case of a remediable breach) fails to remedy the breach within a reasonable time specified by the other party in its written notice (but no less than 30 (thirty) days) to do so where such notice indicates that failure to remedy such breach may result in the termination of this Agreement; (ii) the other party is unable to pay its debts when they become due, makes an assignment for the benefit of creditors, files any petition or has any petition filed against it under the bankruptcy laws of any jurisdiction, has or suffers a receiver or trustee to be appointed for its business or property, or is adjudicated a bankrupt or insolvent. Where Customer terminates the Customer Agreement NDS shall inform Zone4Play of such termination, thereafter, NDS shall have the right to terminate this Agreement upon thirty (30) days prior written notice to the other.

      17.2 Upon termination, in addition to such obligations as may be specified in other sections hereunder, (i) Zone4play shall immediately cease all distribution of the Content with the Customer, unless otherwise agreed directly with the Customer and NDS shall delete such Content from its computer systems; (ii) Zone4play shall not for a period of 6 (six) months following valid termination (howsoever caused, which shall include repudiator breach) either directly or indirectly by itself or through agents or otherwise either sell to or licence to or solicit from or enter into any commercial negotiations to supply to the Customer any casino games products without the prior consent of NDS; and (iii) NDS shall make all payments accrued prior to any such termination of this Agreement and still owing to Zone4play within ten (10) days of termination and shall include therewith the documentation required by this Agreement. This shall be in addition to and without limiting any other rights and remedies to which either party may be entitled at law or equity or pursuant to the terms of this Agreement.

18.   Notices

      18.1 All notices and other correspondence under this Agreement shall be made in writing and shall be sufficiently given on the date received
            (i) sent by certified mail (postpaid and return receipt requested), or (ii) if sent by Federal Express or comparable overnight courier of national reputation with proof of receipt; to:

            IF TO NDS:                               IF TO ZONE4PLAY:

            NDS Limited                              ZONE4PLAY INC.
            One London Road                          103 Foulk Road, Suite 202
            Staines, Middlesex, TW184EX              Wilmington, Delaware, 19803
            United Kingdom                           USA
            Attn:                                    Attn: Mr. Harold Kalbach

            With a copy to:                          with a copy to:

                                                     ZONE4PLAY Ltd.
                                                     3B Hashlosha Street
                                                     Tel Aviv, 67060
                                                     Israel
                                                     Attn: Mr. Erez Lahav

19. GENERAL

      19.1 Relationship between the Parties: Neither Zone4play nor NDS shall be, or shall hold itself out to be, the agent of the other under this Agreement. Nothing contained herein shall be deemed to create, and the parties do not intend to create, any relationship of partners or joint ventures as between them with respect to this Agreement.

      19.2 Independent Contractor: Zone4play shall, for all purposes under this Agreement, be deemed to be acting as an independent contractor and not as an employee or agent of NDS.

      19.3 Choice of Law: This Agreement and all collateral matters relating thereto shall be construed in accordance with the internal laws of the State of New York, applicable to agreements fully made and to be performed therein, irrespective of the place of actual execution and/or performance of the parties hereto and any dispute arising thereof shall be submitted exclusively to the courts of the State of New York. The Parties agree that any conflict of laws provisions, where applicable, are hereby excluded by this express agreement to an applicable law and jurisdiction. The prevailing Party in any dispute, as determined by the judge, shall be entitled to an award of reasonable attorneys' fees and costs. THE PARTIES DO HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT ANY PARTY MAY HAVE TO A JURY TRIAL IN EVERY JURISDICTION IN ANY DISPUTE (INCLUDING WITHOUT LIMITATION ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT AND ANY CLAIMS THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE).

      19.4 Assignment: This Agreement may not be assigned by either party without the specific prior written consent of the other.

      19.5 Waiver: The failure of either party to exercise any right provided for herein shall not be deemed to be a waiver of any other right hereunder. No waiver of any right or breach of this Agreement shall be deemed to be a waiver of any subsequent exercise of a right or breach of this Agreement.

      19.6 Invalidity: If any provision of this Agreement, or the application of this provision to any person or circumstance, is held to be inconsistent with any present or future law, ruling, rule or regulation of any court or governmental or regulatory authority having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be modified to the minimum extent necessary to comply with such law, ruling, rule or regulation and the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held inconsistent, shall not be affected. If any provision is determined to be illegal, unenforceable or void, and, if the remainder of this Agreement shall not be affected by such determination and is capable of substantial performance, then such void provision shall be deemed rescinded and each provision not so affected shall be enforced to the extent permitted by law.

      19.7 Force Majeure: Neither party shall be liable to the other in the event that either party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any cause beyond the reasonable control of the party invoking this provision, provided, however, that such affected party takes commercially reasonable efforts to mitigate the effects of such causes. In the event of any such delay, preemption, or failure, the affected performing party shall promptly notify the other party of the nature and anticipated length of continuance of such force majeure and, during such period, both parties shall be excused from performance. Such failure shall not be deemed to be a breach of this Agreement and shall not extend the Term hereof.

      19.8 Non Recourse: Anything contained in this Agreement to the contrary notwithstanding, it is expressly understood and agreed by the parties hereto that each and every representation, undertaking, and agreement made in this Agreement on part of any parties to this Agreement was not made or intended to be made as a personal representation, undertaking or agreement on the part of any Incorporator, director, officer or partner, past, present, or future, or any of them, all of which recourse, whether in common law, in equity, by statute or otherwise, is hereby forever waived and released.

      19.9 Survival: Any term or condition of this Agreement which, by its nature, was intended to survive termination, including without limitation the provisions set forth in Sections 9, 13.4 and 16, shall specifically survive the termination of this Agreement.

      19.10 Section Headings: Section or paragraph headings used herein are for convenience and shall not be deemed a part of this Agreement.

      19.11 Entire Agreement: This Agreement sets for the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understanding relating to the subject matter hereof. This Agreement shall not be modified other than in a writing signed by each of the parties hereto.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its duly authorized representatives as of the Effective Date.

NDS LIMITED                                   ZONE4PLAY INC.
By:   /s/ A. Pelert                           By:   /s/ Andrew T. Panaccione
     ---------------------                         -------------------------
Title: CEO                                    Title: Director
       -------------------                           ---------
Name: A. Pelert                               Name: Andrew T. Panaccione
     ---------------------                         ---------------------
Date:  2/10/2003                              Date:    10/10/2003
      --------------------                          -------------

                                    EXHIBIT A

                                SCOPE OF CONTENT

Zone4play will develop the Casino Games Package which shall be compatible with and fully operational on the Scientific Atlanta digital platform and shall be compatible and fully functional on the Sony digital platform and will comply with the functionality as detailed in Appendix 1 to this Exhibit A as shall be amended and updated from time to time. There will be six (6) games launching initially in the Casino Games Package and the updates and refreshes are based on the table below:

      Update is defined as a new game

      Refresh is defined as new content on an existing game.

--------------------------------------------------------------------------------
GAMING PACKAGES:  CONTENT, UPDATES AND REFRESHES
--------------------------------------------------------------------------------
GENRE           SA                               SONY
--------------------------------------------------------------------------------
CASINO GAMES PACKAGE
--------------------------------------------------------------------------------
                Lobby Area (launch)              Lobby Area (launch)
                Video Poker (launch)             Video Poker (launch)
                Blackjack (launch)               Blackjack (launch)
                Battle Royale (launch)           Battle Royale (launch)
                Slots (launch)                   Slots (launch)
                Roulette (launch)                Roulette (launch)
                Keno (launch )                   Keno (launch)
                Bingo (first update)             Bingo (first update)
                Caribbean poker (second update)  Caribbean poker (second update)
Top Scores      Top Scores                       Top Scores
Updates:        Once per quarter                 Once per quarter
--------------------------------------------------------------------------------

The individual game titles are subject to change, but the genres of games will maintain consistent. The total number of games on Scientific Atlanta and Sony platforms in 2003 based upon a September, 2003 launch shall be:

--------------------------------------------------------------------------------
2003 SA/SONY SUBSCRIPTION GAMING SERVICE
--------------------------------------------------------------------------------
GENRE                                 SA                       SONY
--------------------------------------------------------------------------------
CASINO
--------------------------------------------------------------------------------
Launch with                           6                        6
--------------------------------------------------------------------------------
New games per year (1 per quarter)    2                        2
--------------------------------------------------------------------------------
Total games                           8                        8
--------------------------------------------------------------------------------
Updates:                              Once per quarter         Once per quarter
--------------------------------------------------------------------------------
TOTAL GAMES PER PLATFORM FOR LAUNCH   6                        6
--------------------------------------------------------------------------------
TOTAL GAMES PER PLATFORM IN 2003      6                        6
--------------------------------------------------------------------------------

The number of games the following calendar years will be*:

--------------------------------------------------------------------------------
SA/SONY SUBSCRIPTION GAMING SERVICE
--------------------------------------------------------------------------------
GENRE                      SA                           SONY
--------------------------------------------------------------------------------
CASINO
--------------------------------------------------------------------------------
New games per year         4                            4
--------------------------------------------------------------------------------
Total new games            4                            4
--------------------------------------------------------------------------------
Updates:                   Once per quarter             Once per quarter
--------------------------------------------------------------------------------


* New games in the following calendar year are subject to further discussion and agreement by the parties.

NEW GAME AND REFRESH PROCESS

After the first games in each package have been launched Zone4play will present new games to Customer. Zone4play will develop specific games for the Customer platform as well as leverage games that they are creating around the world. Zone4play shall supply Customer with a list of all games each quarter to choose from. Customer will then choose which games it will want as a new game. All refreshes will be done in a timely manner by Zone4play and will go thru Customer's standard development and QA process.

PORTAL/TOP SCORES

Zone4play will be responsible for delivering images to refresh the portal pages on a fortnightly basis throughout the term of the contract at no additional charge to Customer.

TOP SCORES

Zone4play will be responsible for delivering images to refresh the top scores pages on a fortnightly basis throughout the term of the contract at no additional charge to Customer.

NOTE: All games in all services must generate a score that gets posted to the top scores leaderboard.

PAYMENT MECHANISM

Zone4play will integrate the games solution with the existing infrastructure in place at with the Customer. The payment mechanism will enable users to subscribe and get access to the game services.

VIEWER EXPERIENCE

Each game will have a free play component that may include free play or demo levels in order to encourage viewers to subscribe to the Content. For the Casino games, this will be handled through the `lobby' area.

MULTIPLAYER

Zone4play and NDS will evaluate the multiplayer option in the beginning of 2004. If it is mutually agreed that it is commercially viable to launch the functionality it will be launched by Zone4play. Upon the launch of the multiplayer functionality, this Agreement shall be extended for a period of one year from the time the multiplayer solution is launched.

However, this will not prevent Zone4Play from engaging the customer directly in the event that NDS find it not commercially viable.

                             FORMAT AND USE SOFTWARE

Zone4play shall deliver the following software components in order to allow NDS to format and use the Content subject to Section 5.5.

For the SA environment:

-> PTV executable.
-> Release log.

For the SONY environment:

The "executables" are HTML files with embedded JavaScript.

Assets:

*.HTML files
*.css files
*.js files
*.GIF images
*.JPG images

                                    APPEDIX 1

                               GAMES FUNCTIONALITY

1     VIDEO POKER GAME

      GAME          Video Poker

      DRAFT         1

      DATE CREATED  19 May 2003

INTRODUCTION

This document outlines the concept of the Videopoker game for Cablevision.

The example screens shown in this document are not necessarily representative of the final games screen - they are purely intended to illustrate the game concept. During development of the game, the final graphics will be available for review.

There will be 2 versions of the game available, the standard "full" game and the "demo" version. The aim of the demo version is to give the "unsubscirbed" user a limited play of the game, to encourage them to subscribe to the full games package.

There's no difference between a "demo" and a "full" versions in the game mechanics. In the "demo" version the user will be limited by a small initial amount of points.

In the "demo" mode the game is unlimited in time and the user can play as long as he has points. For example, the initial "demo" balance is 50 points. Once, the user has lost all 50 points, he can no longer play the "demo" version. In the "full" version the game is also unlimited in time, but if the user has ran out of his initial points, he will automatically receive additional points.

GAME OVERVIEW

The game of poker is one of the best-known and most popular card games in North America. In the U.S. it became exceedingly popular in the mid 1830's, originally spreading from the Mississippi and Ohio rivers to the east coast via the railroads.

Videopoker is a close relative of the regular game of poker and is derived from a combination of slot machines and five-card draw poker. The major differences between regular poker and video poker is that a user is playing against a machine rather than real people, and the goal is to achieve particular hands rather than beat opponents hands (as there are no other players).

The object of the game is to get any of the winning combinations of poker hands. The winning combinations and the payoff schedule are listed on a payout schedule attached to the machine.

The winning hands ranking table:

      Royal Flush -- 10-J-Q-K-A, all in the same suit, such as hearts. But does not have to be in any order to win.

      Straight Flush -- a straight all in the same suit, like 3-4-5-6-7, all in clubs

      Four of a Kind - four cards of the same value, such as J-J-J-J

      Full House - Three of a kind, with a pair, example 4-4-4-A-A

      Flush - Any five cards in the same suit, all diamonds

      Straight -- Five cards in numbered sequence, 6-7-8-9-10, suit does not matter

      Three of a Kind - three cards of the same value

      Two Pair -- Two sets of paired cards, as in 7-7 and 9-9

      Jacks ore Better - a pair of Jacks, or others in a higher rank.

GAME DESCRIPTION

The game takes place on a single screen, which represents a "casino-like" videopoker machine.

The user can bet on any amount between 1 and 250 points each time, depending on his balance. Each round's winnings are determined by the payout table, which will be placed on a visible place on a Videopoker machine.

The Videopoker machine has the following buttons:

      o +/- - Increase/ Decrease wager. By clicking on these buttons the user can choose a wagering amount (between 1 and 50). Default upon entering the game is1.

      o BET ONE: Each click increases player's wager one fold (Default upon entering the game is `Bet One'). Wager will increase by the amount shown between (+) and (-) signs multiplied by the amount of bets. For example, the amount chosen is 5. Each click on "Bet One" will increase the wager by 5. Each click will also color a possible winning column on a payouts table above cards.

      o BET MAX: increases the bet to x5 and automatically deals 5 cards to the player. The fifth column in the payouts table will be colored.

      o DEAL: Once Player chose his/her desired wagered amount, selecting Deal will start the game and 5 cards will be dealt to the player.

      o DRAW: Once the player has received 5 initial cards the "Deal" button will be replaced by the "Draw" button. After the user has finished "holding" the cards, clicking on this button will trigger replacement of unhold cards.

      o HOLD: By clicking on this button the player chooses to keep the card above this button. The chosen button's color will be changed, thus showing the player that he chose to keep a card above this button. Additional click on a chosen button will "deselect" the card and the changed color will be replaced back to the original color. The player can choose between 0-5 cards to hold. If there's a winning hand at this point, the user will be given a "hint" - buttons under these cards will be already marked as "hold".

The user can navigate in the game by using the following keys on the remote control:

      o Left/right/up/down - move highlight to desired option ("hold" buttons, "bet one" button, "bet max" button, +/- wager buttons and "Deal"/"Draw" button);

      o     OK - go to option;

The player will be able to exit the game by pressing on a backup/exit key. Text will be displayed on the game screen, informing the user how to exit the game.

In the beginning of each hand the player will be given 5 cards. He can then choose between 0 and 5 cards he wishes to "hold". The cards he didn't choose to hold will be replaced by new ones. If in the end of a second hand there's a winning combination, the player's balance will be updated according to a payout table.

TOP-LEVEL OVERVIEW OF GAME STRUCTURE

                              [FLOW CHART OMITTED]

Explanation of diagram:

o     No sound will be used on the SONY platform.

o While the game is loading, on the SA platform only, streaming audio is playing. (Streaming audio is similar to background music, and usually always on for a given service).

o On the SA platform, during the game stage, the audio stream is switched off to make room for game specific sound effects to support the gameplay.

o During the game, the player can open "Help" page and then return back to the game.

o During the game the player can perform "Cashout" proccess and then return back to the game or to the Casino intro screen.

o During the game the player can open "High Score" Page and then return back to the game.

BASIC FLOW

      o Upon entering the game a user is prompted to enter a betting amount between 1 and 50 points, to choose on what to bet (1, 2, 3, 4 or 5) and then to press "Deal" button. The default amount to bet is 1 Point.

      o After a user presses on a "Deal" button, he is dealt 5 cards. If after this replacement you have any combination of cards that qualifies for a payout, your credit will be increased by the amount shown on the left side of the playing cards.

      o He then holds the card(s) he needs in order to achieve the highest possible ranking poker hand (as described in a payout table).

      o Once he have selected a given amount of cards to hold, he again will click on a "Deal" button.

      o     The cards that were not marked will be replaced.

      o     If, after this  replacement,  a player has any  combination of cards
            that   qualifies  for  a  payout,   his  credit  will  be  increased
            accordingly.

SAMPLE SCREEN

The below sample screen only provides a basic screen lay-out.

[GRAPHIC OMITTED]

2     BLACKJACK GAME

       GAME         Blackjack

       DRAFT        1

       DATE CREATED 19 May 2003

INTRODUCTION

This document outlines the concept of the Blackjack game for Cablevision.

The example screens shown in this document are not necessarily representative of the final games screen - they are purely intended to illustrate the game concept. During development of the game, the final graphics will be available for review.

There will be 2 versions of the game available, the standard "full" game and the "demo" version. The aim of the demo version is to give the "unsubscirbed" user a limited play of the game, to encourage them to subscribe to the full games package.

There's no difference between a "demo" and a "full" versions in the game mechanics. In the "demo" version the user will be limited by a small initial amount of points.

In the "demo" mode the game is unlimited in time and the user can play as long as he has points. For example, the initial "demo" balance is 50 points. Once, the user has lost all 50 points, he can no longer play the "demo" version. In the "full" version the game is also unlimited in time, but if the user has ran out of his initial points, he will automatically receive additional points.

GAME OVERVIEW

t 0 0 The goal in Blackjack is to beat the Dealer. The Player is initially given 2 cards. He then has the choice to draw additional cards, one at a time, as long as the added value of all cards do not exceed 21. If the value of all cards in the Player's hand exceeds 21 the Player loses the hand, or in blackjack terms the Player busts.

GAME DESCRIPTION

The game takes place on a single screen, which represents a "casino-like" blackjack table. The game is unlimited in time and the user can play as long as he has the points.

The user can bet on any amount between 1 and 200 points each time, depending on his balance.

Blackjack is played with a four 52-card decks. A deck consists of number cards 2 to 10, Jack, Queen, King, and Ace. The value of a King, Queen, or Jack (face cards) is 10. The Ace's value is either 1 or 11 (whatever fits better). The value of a number card is the number shown (value of 2 is 2).

The Player's cards are shown openly on the table. The Dealer only shows his first card to the Player.

When the Player stops drawing additional cards, Dealers starts to play. The Dealer also tries to get as close to 21 as possible without going over.

If the total of Player cards exceeds 21, Player 'bust' and loses his bet. If he has the same total as the Dealer, from 17 and up, it is a push. The Dealer must draw cards until he has at least 17, and must stand at 17 or higher. If the Dealer gets 16, he must take an additional card. The Dealer may not decide whether or not to draw a card based on the Player's hand, but must abide by the existing Dealer rules.

TOP-LEVEL OVERVIEW OF GAME STRUCTURE

[FLOW CHART OMITTED]

Explanation of diagram:

      o     No sound will be used on the SONY platform.

      o While the game is loading, on the SA platform only, streaming audio is playing. (Streaming audio is similar to background music, and usually always on for a given service).

      o On the SA platform, during the game stage, the audio stream is switched off to make room for game specific sound effects to support the gameplay.

      o During the game, the player can open "Help" page and then return back to the game.

      o During the game the player can perform "Cashout" proccess and then return back to the game or to the Casino intro screen.

      o During the game the player can open "High Score" Page and then return back to the game.

BASIC FLOW

      1. Upon entering the game a user is prompted to enter a wager between 1 and 200 points and to press "Play" button.

      2. After a user chose his/her wager and pressed a "Play" button, the system will check whether the wager is legal (wager is numeric, is smaller than 1 and bigger than 200, smaller than the user's current balance).

      3. If the wager is legal, both a dealer and a user are dealt 2 cards each. One of the dealer's cards faced up, one faced down. Both of the user cards faced up.

      4. In the beginning of each round the following buttons will be shown to the user:

            o 1, 5, 10 AND 25 CHIPS - clicking on these buttons will determine the desired wager. The accumulated balance will not pass 200 points. After each click the chip stock will rise and the last clicked chip will appear on the top of the stock.

            o CLEAR - this button will clear the table and also sets current wager to zero.

            o DEAL - this button triggers dealing the cards to both the user and the dealer. If the user has played before and didn't click on "Clear" button, the wager will be as in the previous round.

      5. When cards are shown, few of the following choices may appear under the cards - hit, stand, double, split, insurance, no insurance.

      6.    HIT - The dealer gives the player another card.

      7. STAND - The player is satisfied with his/her hand and does not want to risk another card.

      8. SPLIT - If player's first two cards are of the same value, he/she may want to split them into two separate hands by placing a second wager of equal value. The game then proceeds as usual. If a player splits two aces and one of the hands is 21, this is not considered blackjack, but 21.

      9. INSURANCE - gives player a chance to protect himself when he/she believes that the dealer might have blackjack. If the dealer's first card is an ace, he is considered to have a fair chance of getting blackjack. In this case a player may buy insurance against the dealer's blackjack at the price of half of the initial bet. If the dealer does have blackjack, the insurance pays 2 to 1, corresponding to the amount of the initial bet. If the dealer does not have blackjack, the player loses your insurance and the game proceeds as usual.

      10. In certain situations the user will be given hints. The system will analyze both dealer's and player's scores, and sometimes will suggest on what button to click. For example, if the player's current score is 20 it is obvious that the best option for him is to press "Stand" button, otherwise he will "bust". In this case, the "Stand" button will be already selected. This will ease the navigation for the user. All that he has to do now is to press "OK" button on his remote control.

      11.   The game is over if one of the following occurs:

            o     A player has a blackjack.

            o     A dealer has a blackjack.

            o     A player busted (the value of cards exceeded 21).

            o A player is satisfied with his cards and presses "Stand" button.

      12.   DEALER'S RULES -

            o The dealer must draw cards until he has at least 17, and must stand at 17 or higher.

            o     If the dealer gets 16, he must take another card.

            o The dealer may not decide whether or not to draw a card based on your hand, but must abide by the existing dealer rules.

            o The player's strategy should be guided by two factors, the player's own cards and the dealer's open card.

SAMPLE SCREEN

The below sample screen only provides a basic screen lay-out.

[GRAPHIC OMITTED]

3     BATTLE ROAYLE GAME

     GAME          Blackjack

       DRAFT         1

       DATE CREATED  19 May 2003

INTRODUCTION

This document outlines the concept of the Battle Royale game for Cablevision.

The example screens shown in this document are not necessarily representative of the final games screen - they are purely inteneded to illustrate the game concept. During development of the game, the final graphics will be available for review.

There will be 2 versions of the game available, the standard "full" game and the "demo" version. The aim of the demo version is to give the "unsubscirbed" user a limited play of the game, to encourage them to subscribe to the full games package.

There's no difference between a "demo" and a "full" versions in the game mechanics. In the "demo" version the user will be limited by a small initial amount of points.

In the "demo" mode the game is unlimited in time and the user can play as long as he has points. For example, the initial "demo" balance is 50 points. Once, the user has lost all 50 points, he can no longer play the "demo" version. In the "full" version the game is also unlimited in time, but if the user has ran out of his initial points, he will automatically receive additional points.

GAME OVERVIEW

Battle Royale is similar to the card game of War. The object of the game is to draw a card higher than dealer's card.

GAME DESCRIPTION

The game takes place on a single screen, which represents a "casino-like" battle royale table. The game is unlimited in time and the user can play as long as he has the points. The user can bet on any amount between 1 and 200 points each time, depending on his balance. In the each round of the game one card will be dealt to the player face up and then one card will be dealt to the dealer. Whoever has the higher card wins.

This will continue unless there is a tie between the dealer and the player. At this point the player will be prompted to surrender or continue. If the player chooses to surrender, he loses his bet and a new hand is dealt. If the player decides to battle he adds double his bet and two more cards are dealt, first to the player and then to the dealer. If the dealer wins, the house gets the player's entire wager, while if the player wins he receives the wager placed on the battle + double the initial wager. If there is a second tie within the battle, then the player will get paid out 3 to 1.

TOP-LEVEL OVERVIEW OF GAME STRUCTURE

[FLOW CHART OMITTED]

Explanation of diagram:

      o     No sound will be used on the SONY platform.

      o While the game is loading, on the SA platform only, streaming audio is playing. (Streaming audio is similar to background music, and usually always on for a given service).

      o On the SA platform, during the game stage, the audio stream is switched off to make room for game specific sound effects to support the gameplay.

      o During the game, the player can open "Help" page and then return back to the game.

      o During the game the player can perform "Cashout" proccess and then return back to the game or to the Casino intro screen.

      o During the game the player can open "High Score" Page and then return back to the game.

BASIC FLOW

      o Upon entering the game a user is prompted to enter a wager between 1 and 200 points and to press "Play" button.

      o After a user chose his/her wager and pressed a "Play" button, the system will check whether the wager is legal (wager is numeric, is smaller than 1 and bigger than 200, smaller than the user's current balance).

      o If the wager is legal, both a dealer and a user are dealt 1 card each.

      o If the dealer's card has a higher value than player's card - player lost. If the players' card has a higher value than dealer's card - player won.

      o In the case of a tie (both cards have the same value), the user is given a choice to "surrender" or to "battle".

      o SURRENDER - If the user chooses to surrender - he lost his current wager.

      o BATTLE - If the user chooses to battle he adds double his initail wager and 2 more cards are dealt (frist to the player, then to the dealer). If the dealer wins, the house gets the player's entire wager, while if the player wins he receives the wager placed on the battle + double the initial wager. If there is a second tie within the battle, then the player will get paid out 3 to 1.

SAMPLE SCREEN

The below sample screen only provides a basic screen lay-out

[GRAPHIC OMITTED]


4     SLOTS GAME

      GAME         Slots

      DRAFT        1

      DATE CREATED 19 May 2003

INTRODUCTION:

This document outlines the concept of the Slots game for Cablevision.

The example screens shown in this document are not necessarily representative of the final games screen - they are purely inteneded to illustrate the game concept. During development of the game, the final graphics will be available for review.

There will be 2 versions of the game available, the standard "full" game and the "demo" version. The aim of the demo version is to give the "unsubscirbed" user a limited play of the game, to encourage them to subscribe to the full games package.

There's no difference between a "demo" and a "full" versions in the game mechanics. In the "demo" version the user will be limited by a small initial amount of points.

In the "demo" mode the game is unlimited in time and the user can play as long as he has points. For example, the initial "demo" balance is 50 points. Once, the user has lost all 50 points, he can no longer play the "demo" version. In the "full" version the game is also unlimited in time, but if the user has ran out of his initial points, he will automatically receive additional points.

GAME OVERVIEW:

The objective of the game is to get the best paying sequence of symbols on the slot machine. Slot machines (also known as "one-armed bandits") are thrilling games that let you win many times more than your bet.

Slot machine payout table:

--------------------------------------------------------
           SLOTS OUTCOME                   PAYOUT
--------------------------------------------------------
          Cherry any any                     4
--------------------------------------------------------
         Cherry Cherry any                   6
--------------------------------------------------------
       Cherry Cherry Cherry                  8
--------------------------------------------------------
         Lemon Lemon Lemon                   10
--------------------------------------------------------
       Orange Orange Orange                  10
--------------------------------------------------------
          Bell Bell Bell                     20
--------------------------------------------------------
          Plum Plum Plum                     40
--------------------------------------------------------
            Bar Bar Bar                      80
--------------------------------------------------------
         Seven Seven Seven                  200
--------------------------------------------------------

GAME DESCRIPTION

The game takes place on a single screen, which represents a "casino-like" slot machine.

The user can bet on either 1, 3 or 5 points each time. Each round's winnings are determined by the payout table, which will be placed on a visible place on a slot machine.

The user can navigate in the game by using the following keys on the remote control:

      o Left/right - move highlight to desired option (wager of 1, 3 or 5 and "Spin" handle);

      o     OK - go to option;

      The player will be able to exit the game by pressing on a backup/exit key. Text will be displayed on the game screen, informing the user how to exit the game.

TOP-LEVEL OVERVIEW OF GAME STRUCTURE

Explanation of diagram:

[FLOR CHART OMITTED]

      o     No sound will be used on the SONY platform.

      o While the game is loading, on the SA platform only, streaming audio is playing. (Streaming audio is similar to background music, and usually always on for a given service).

      o On the SA platform, during the game stage, the audio stream is switched off to make room for game specific sound effects to support the gameplay.

      o During the game, the player can open "Help" page and then return back to the game.

      o During the game the player can perform "Cashout" proccess and then return back to the game or to the Casino intro screen.

      o During the game the player can open "High Score" Page and then return back to the game.

BASIC FLOW

      o Upon entering the game a user is prompted to choose a betting amount (1, 3 or 5 points), and to press "Spin" handle.

      o After a user chose his/her wager and pressed a "Play" button, the system will check whether the wager is legal (wager smaller than the user's current balance).

      o     If the wager is legal, the machine wheels will spin.

      o After the wheels have stopped, a user's account will be accredited according to a payout table.

SAMPLE SCREEN

The below sample screen only provides a basic screen lay-out.

[GRAPHIC OMITTED]

5     ROULETTE GAME

      GAME         Roulette

      DRAFT        1

      DATE CREATED 19 May 2003

INTRODUCTION

This document outlines the concept of the Roulette game for Cablevision.

The example screens shown in this document are not necessarily representative of the final games screen - they are purely inteneded to illustrate the game concept. During development of the game, the final graphics will be available for review.

There will be 2 versions of the game available, the standard "full" game and the "demo" version. The aim of the demo version is to give the "unsubscirbed" user a limited play of the game, to encourage them to subscribe to the full games package.

There's no difference between a "demo" and a "full" versions in the game mechanics. In the "demo" version the user will be limited by a small initial amount of points.

GAME OVERVIEW

In the Roulette game, the player places a bet on a number, color, or group of numbers on the Roulette table. The Roulette ball is spun, and winnings are determined by the slot on the Roulette wheel where the ball finally stops.

There are several ways to bet in roulette, and as usual the harder it is to obtain the bet made the larger is the payoff.

GAME DESCRIPTION

The game takes place on a single screen, which represents a "casino-like" roulette table. The game is unlimited in time and the user can play as long as he has the points.

The user can bet on any amount between 1 and 100 points each time, depending on his balance.

In roulette you have numerous betting options, the different bets are indicated by the placement of the chips on the table. They are usually grouped into two major categories:

      1.    INSIDE BETS - made on numbers directly inside the layout:

            o SINGLE NUMBER - Betting on a singe number, indicated by placing the chip in the center of the square containing the number you wish to bet on. Pays 35 to 1.

      2. OUTSIDE BETS - are made on the betting area on the roulette table bordering the number layout:

            o DOZENS - There are only three ways to make this bet on the 1st 12 numbers, the 2nd 12 numbers or the 3rd set of 12 numbers.

            o ODD OR EVEN - There are only two ways to make this bet, on all the odd numbers or on all the even numbers.

            o RED OR BLACK - There are only two ways to make this bet, on all the red numbers or on all the black numbers.

            o COLUMN BETS - There are only three ways to make this bet on the 1st column, the 2nd column or the 3rd column of numbers.

            o 1-18 - There is only one way to make this bet, on the first half of the numbers on the wheel (excluding 00 and 0).

            o 19-36 - There is only one way to make this bet, on the second half of the numbers on the wheel.

TOP-LEVEL OVERVIEW OF GAME STRUCTURE

[FLOW CHART OMITTED]

BASIC FLOW

      o Upon entering the game a user is prompted to bet on one or more betting possibilities (single number, dozens, odd/even, red/black, column, 1-18, 19-36). The accumulated amount of bet should not pass 100 Points.

      o After choosing the desirable bet and amount, the user will click on a "Spin" button and the roulette wheel will spin.

      o When the roulette wheel stops spinning, it will show the number that the roulette ball fell on.

      o If the number and/or color matches your choice, the user have won and his/her account will be accredited according to a payout table.

SAMPLE SCREEN

The below sample screen only provides a basic screen lay-out.

[GRAPHIC OMITTED]

                                    EXHIBIT B

                               FEES/REVENUE SHARE

1. The monthly retail price charged to subscribers for the casino games package shall be determined by the Customer in its sole discretion. Customer shall pay to NDS a monthly license fee in accordance with the following table:

-------------------------------- ----------------------------------------- -----------------------------------------
RETAIL PRICE OF GAMES PACKAGE    LICENSE  FEE TO  NDS  PER  GAME  PACKAGE  LICENSE  FEE  TO   ZONE4PLAY   PER  GAME
                                 SUBSCRIBER                                PACKAGE SUBSCRIBER
-------------------------------- ----------------------------------------- -----------------------------------------
-------------------------------- ----------------------------------------- -----------------------------------------
$4.95 or lower                   Greater  of $1.475 or 50% of the  retail  Greater  of   $1.10625  or  50%  of  the
                                 price of games package                    retail price of games package
-------------------------------- ----------------------------------------- -----------------------------------------
-------------------------------- ----------------------------------------- -----------------------------------------
$4.95 or greater                 $2.475  plus  20%  of  the   incremental  $1.85625  plus  20% of  the  incremental
                                 retail  price  charged  above $4.95 (for  retail  price  charged  above $4.95 (for example,  if retail price is $6.95, then  example,  if retail price is $6.95, then
                                 the license fee shall be $2.875  ($2.475  the   license   fee  shall  be  $2.25625
                                 + 20% of $2.00))                          ($1.85625 + 20% of $2.00))
-------------------------------- ----------------------------------------- -----------------------------------------



      NDS shall pay to Zone4play 75% of all revenue received by NDS from the Customer in relation to the Content.

2. In the event that NDS is required by the Customer, to introduces a day, week, weekend pass or "pay per play" pricing, both parties agree to negotiate in good faith at that time with respect to an agreed upon pass or "pay per play", license fee as applicable.

3. In the event that NDS is required, to do so by the customer-, it may offer a "free day" or "free week" of gaming with no license fees due from NDS with respect to such "free day" or "free week" gaming.

                                    EXHIBIT C

                                    MARKETING

o NDS shall use reasonable endeavours to ensure the Customer allocates on screen banner ad inventory, when available on the SONY and Scientific Atlanta platform, to promote the Content packages.

o NDS shall use reasonable endeavours to ensure the Customer promote's the Content packages on www.io.tv and in direct mailings sent to customers in their monthly bills (at a frequency to be determined by the Customer). Zone4play shall assist with all related screenshots and Content descriptions.

o NDS shall use reasonable endeavours to ensure that the Customer ensures the Content packages will be directly accessible from the top-level interactive menu on both the Scientific Atlanta and SONY digital platforms.

      o Zone4play will provide the necessary materials for promotional banners and other marketing material as requested by Customer.

                                    EXHIBIT D

o     Roll Out

      Zone4play shall be responsible for the below phased roll out.

SEPTEMBER 2003

>>    Casino Package Portal

>>    Casino Package - on Scientific Atlanta and SONY

>>    Casino Package Top Scores Integration

Thereafter, all updates shall continue as scheduled on Exhibit A.

Zone4play agrees to follow NDS'S project development process, which includes application acceptance processes to be provided to Zone4play, subject to customer guidelines.

o Zone4play shall deliver functional specifications of all Content to customer. Once the parties have agreed to specific Content NDS shall retain the right to modify the following content of the game, according to customer specifications:

      >>    All General Game Text used in Pop-ups, Buttons and Menus

      >>    All MPEG Backgrounds (in BMP Format)

      >>    All Sound Effects (in AIF Format)

      o     Zone4play shall implement all such Customer changes.

o In the event that the Customer changes its digital box platforms during the term of this Agreement, Zone4play shall at its sole discretion make best efforts to port the Content to that platform in a timeframe to be mutually agreed upon between the parties.